Exhibit 2.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

ON TRACK INNOVATIONS LTD.

WARRANT

Warrant No. 2006-1003	Dated: May 11, 2006

        On Track Innovations Ltd., an Israeli company (the “Company”), hereby certifies that, for the purpose of ensuring the full transfer of the intellectual property by Anthony Portier (the “Holder”) during the engagement with Inseal SAS to the Company or any of its affiliates, the Holder is entitled to purchase from the Company up to a total of 16,000 (as adjusted from time to time as provided in Section 10) Ordinary Shares (as defined below) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to NIS 0.10 per share (as adjusted from time to time as provided in Section 10, the “Exercise Price”), at any time and from time to time commencing on May 11, 2007 (the “Initial Exercise Date”) through and including May 11, 2011 (the “Expiration Date”), and subject to the following terms and conditions. This Warrant is one of a series of similar warrants (the “Warrants”) issued pursuant to that certain Share Contribution Agreement dated May 11, 2006 by and between the Holder and certain other individuals specified therein (the “Share Contribution Agreement”), providing for the issuance and sale of Ordinary Shares and Warrants by the Company to the Holder and such other individuals.

    1.        Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

“Affiliate” means an entity controlling, controlled by or under common control with a Person and if such entity is a person, then the immediate family of such person. For the purpose of this definition of Affiliate, “control” shall mean the ability to direct the activities of the relevant entity and shall include the holding of 50% or more of the issued and outstanding share capital, voting rights or other ownership interests of such entity or the right to appoint 50% or more of the directors (or the equivalent thereof) in such entity, or in case of a partnership shall also include, a general manager of such entity, or a partner of such entity or an entity managed by such entity.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange or Nasdaq.

“Market Price” means, as to any security, (i) if the principal trading market for such security is an exchange, the average of the last reported sale prices per share for the last ten previous Trading Days in which a sale was reported, as officially reported on any consolidated tape, (ii) if clause (i) is not applicable, the average of the closing bid price per share for the last five previous Trading Days as set forth by Nasdaq (if Nasdaq is not an exchange at such time) or (iii) if clauses (i) and (ii) are not applicable, the average of the closing bid price per share for the last five previous Trading Days as set forth in the National Quotation Bureau sheet listing for such security. Notwithstanding the foregoing, if there is no reported sales price or closing bid price, as the case may be, on any of the ten Trading Days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

“Nasdaq”means the Nasdaq SmallCap Market or Nasdaq National Market.

“Ordinary Shares” means the ordinary shares of the Company, NIS 0.10 nominal value, as constituted on the Original Issue Date.

“Original Issue Date” means May 11, 2006.

“Other Securities” refers to any share capital (other than Ordinary Shares) and other securities of the Company or any other Person which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Ordinary Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Ordinary Shares or Other Securities pursuant to Section 10 hereof or otherwise.

“Person”means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” shall have the meaning set forth in the Share Contribution Agreement.

“Trading Day” means (a) any day on which the Ordinary Shares are listed or quoted and traded on any Eligible Market or (b) if the Ordinary Shares are not then quoted and traded on any Eligible Market, then a day on which trading occurs on Nasdaq (or any successor thereto).

“Transfer Agent” shall mean Continental Stock Transfer and Trust Company or such other Person as the Company may appoint from time to time.

“Warrant Shares” shall initially mean Ordinary Shares and, in addition, may include Other Securities and Distributed Property (as defined in Section 10(e)) issued or issuable from time to time upon exercise of this Warrant.

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    2.        Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

    3.        Lock Up.

    (a)        The Holder will not, for a period as determined under Schedule A attached hereto, (1) exercise, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, of the Warrant or the Warrant Shares as determined under Schedule A hereunder, (2) enter into any swap or other derivative transaction that transfers to another, in whole or in part, directly or indirectly, the economic consequence of ownership of the Warrant or the Warrant Shares as determined under Schedule A hereunder, whether any such transaction or swap described in clause (1) or (2) above is to be settled by delivery of the Warrant Shares, in cash or otherwise, or (3) exercise the Warrant Shares unless as provided under Schedule A hereunder and according the rest of the terms provided herein (the “Lock Up Undertaking”).

    (b)        In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Undertaking. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the Holder.

(c) The Lock-Up Letter Undertaking is irrevocable.

    4.        Registration of Transfers. Subject to the Lock Up Undertaking, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Schedule B duly completed and signed, to the Company at its address specified herein. Upon any such registration and transfer, a new warrant in substantially the form of a Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. Each New Warrant evidencing the portion of this Warrant so transferred shall bear the appropriate restrictive legend in the form substantially specified in the Share Contribution Agreement. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant, except the Lock up Undertaking and the expiration date as provided under Section 5(a) below, and such transferee shall be subject to the restrictions on transfer set forth in Sections 3.4 of the Share Contribution Agreement, except the Lock up Undertaking and the expiration of the Warrant as mentioned above.

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    5.        Exercise and Duration of Warrant.

    (a)        This Warrant shall be exercisable by the registered Holder with regard to the Warrant Shares, at any time, provided, however that the Warrant Shares so exercised are free from lock up pursuant to the lock up terms as set forth in Schedule A. The Warrant shall be exercisable until and including the 5 P.M., New York City time on May 11, 2011. Nevertheless, (i) in case of termination of the Holder’s engagement or service with the Company or any of its subsidiaries for whatever reason, all of the Holder’s Warrant Shares that are free from the Lock Up Undertaking at such time may be exercisable within 60 days from such termination and the balance of the portion of this Warrant not exercised prior thereto shall be and become void and of no value, regardless of whether this Warrant shall be returned to the Company; (ii) in case the said termination is due to the death or Disability (as defined hereunder) of the Holder, the Warrant Shares that are free from the Lock Up Undertaking at such time may be exercised within 3 months of the date of death and 3 months in the case of Disability.

For the purpose of this section “Disability” shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) month.

    (b)        A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto as Schedule C (the “Exercise Notice”), appropriately completed and duly signed, delivered or by facsimile, provided that signed originals follow within three Business Days, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (as set forth in Section 4(c) below), and the date such items are received by the Company is an “Exercise Date.” Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

    (c)        The Holder shall pay the Exercise Price in cash, by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions

    6.        Delivery of Warrant Shares.

    (a)        Upon exercise of this Warrant and subject to the receipt of signed originals pursuant to Section 5(b)(i) above, the Company shall promptly, but in no event later than the third Trading Day following such exercise, issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise bearing (only if such legend is required by applicable law) the restrictive legend substantially in the form specified in the Share Contribution Agreement. The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

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    (b)        Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in the Share Contribution Agreement), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Warrant Shares pursuant to Rule 144, or (iii) if such Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of the Registration Statement if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the effective date of the Registration Statement or at such time as such legend is no longer required under this Section 5(b), it will, no later than three Trading Days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Warrant Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System.

    (c)        Each Holder, severally and not jointly with the other Holders, agrees that the removal of the restrictive legend from certificates representing Warrant Shares as set forth in this Section 6 is predicated upon the Company’s reliance that the Holder will sell any Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

    (d)        This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares as provided in Section 3 and Section 5 hereunder. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

    7.        Charges, Taxes and Expenses. Issuance and delivery of certificates for Ordinary Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

    8.        Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

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    9.        Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Ordinary Shares, solely for the purpose of enabling it to issue, upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims and encumbrances, and such Warrant Shares will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 10 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such Ordinary Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Ordinary Shares may be listed or quoted, as the case may be.

    10.        Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

    (a)        Dividends. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Ordinary Shares payable in additional Ordinary Shares or otherwise makes a distribution on any class of share capital that is payable in Ordinary Shares, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to the opening of business on the day after the record date for the determination of shareholders entitled to receive such dividend or distribution and (B) the denominator of which shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section 10(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, any such adjustment shall become effective as of the time of actual payment of such dividends or distribution.

    (b)        Share Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding Ordinary Shares into a larger number of shares, or (ii) combines outstanding Ordinary Shares into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to reflect the new par value of the outstanding Ordinary Shares, if any and the number of Warrant Shares shall remain unchanged. Any adjustment pursuant to this Section 10(b) shall become effective immediately after the effective date of such subdivision or combination.

    (c)        Reclassifications. A reclassification of the Ordinary Shares (other than any such reclassification in connection with a merger or consolidation to which Section 10(d) applies) into shares of any other class of shares shall be deemed:

(i) a distribution by the Company to the holders of its Ordinary Shares of such shares of such other class of shares for the purposes and within the meaning of this Section 10; and

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(ii) if the outstanding Ordinary Shares shall be changed into a larger or smaller number of Ordinary Shares as part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Ordinary Shares for the purposes and within the meaning of Section 10(b).

    (d)        Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Ordinary Shares (i) evidences of its indebtedness, (ii) any security (other than a distribution of Ordinary Shares covered by Section 10(a)), (iii) rights or warrants to subscribe for or purchase any security or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution (and the Exercise Price thereafter applicable) shall be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which shall be Market Price on such record date less the then fair market value per share of the Distributed Property distributed in respect of one outstanding Ordinary Share, which, if the Distributed Property is other than cash or marketable securities, shall be as determined in good faith by the Board of Directors of the Company, and (B) the denominator of which shall be the Market Price on such record date.

    (e)        Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person (for the avoidance of doubt, not including the acquisition of another corporation or its assets for shares of the Company), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions or (iii) there shall occur any merger of another Person into the Company whereby the Ordinary Shares are cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, as a condition to the consummation of such Fundamental Transaction, the Company shall (or, in the case of any Fundamental Transaction in which the Company is not the surviving entity, the Company shall take all reasonable efforts to cause such other Person to) execute and deliver to each Holder of Warrants a written instrument providing that:

(x) so long as any Warrant remains outstanding on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Warrant, each Warrant, upon the exercise thereof at any time on or after the consummation of such Fundamental Transaction, shall be exercisable into, in lieu of Ordinary Shares issuable upon such exercise prior to such consummation, the securities or other property (the “Substituted Property”) that would have been received in connection with such Fundamental Transaction by a holder of the number of Ordinary Shares into which such Warrant was exercisable immediately prior to the consummation of such Fundamental Transaction, assuming such holder of Ordinary Shares:

(A) is not a Person with which the Company is consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made (for the avoidance of doubt, not including the acquisition of another corporation or its assets for shares of the Company), as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person; and

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(B) failed to exercise such Holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each Ordinary Share held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a “Non-Electing Share”), then, for the purposes of this Section 10(e), the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(y) the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Ordinary Shares hereunder.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10. The above provisions of this Section 10(e) shall similarly apply to successive Fundamental Transactions.

    (f)        Other Events. In case any event shall occur as to which paragraphs (a) through (e) of this Section 10 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the rights to receive shares represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Board of Directors of the Company shall, in good faith, determine what adjustments are necessary to protect the rights of the Holder to receive shares represented by this Warrant.

    (g)        Adjustment of Exercise Price and Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) through (f) of this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price payable for the Warrant Shares immediately prior to such adjustment.

    (g)        Calculations. All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include Ordinary Shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

    (h)        Adjustments. Notwithstanding any provision of this Section 10, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 10(h) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment.

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    (i)        Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 10, the Company will promptly deliver to the Holder a certificate executed by the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities or assets issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

    (j)        Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Ordinary Shares, including, without limitation, any granting of rights or warrants to subscribe for or purchase any share capital of the Company or any subsidiary of the Company, (ii) authorizes, approves, enters into any agreement contemplating, or solicits shareholder approval for, any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 3 calendar days prior to the applicable record or effective date on which a Person would need to hold Ordinary Shares in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

    11.        Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the Company shall make a cash payment to the Holder equal to (a) such fraction multiplied by (b) Exercise Price, or make other lawful arrangements that can be made under applicable law.

    12.        Restricted Securities. The Holder represents and warrants that it (i) understands that the Warrant and the Warrant Shares have not been registered under the Securities Act and (ii) understands the restrictions set forth on the legend printed on the face of this Warrant.

    13.        Listing on Securities Exchanges. In furtherance and not in limitation of any other provision of this Warrant, the Company shall register the Warrant Shares on Nasdaq and if the Company at any time shall list any Ordinary Shares on any other Eligible Market, the Company will, at its expense, simultaneously list the Warrant Shares (and maintain such listing) on such Eligible Market, upon official notice of issuance following the exercise of this Warrant; and the Company will so list, register and maintain such listing on any Eligible Market any Other Securities, if and at the time that any securities of like class or similar type shall be listed on such Eligible Market by the Company.

    14.        Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

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    15.        Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. The address for such notices or communications shall be as set forth in the Share Contribution Agreement. Any notice or other communication given by means permitted by this Section 15 shall be deemed given at the time of receipt as specified in the Share Contribution Agreement.

    16.        Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ written notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent shall be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

    17.        Miscellaneous. (a) This Warrant may be assigned by the Holder, subject to the Lock Up Undertaking. This Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

    (b)        The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

    (c)        This Warrant shall be governed by and construed according to the laws of the State of Israel (without giving effect to its conflict of law provisions). Any dispute or other matter arising under or in relation to this Warrant shall be resolved by the competent court of the city of Tel-Aviv-Jaffa and each of the parties hereby submits exclusively and irrevocably to the jurisdiction of such court.

    (d)        Neither party shall be deemed in default of any provision of this Warrant, to the extent that performance of its obligations or attempts to cure a breach hereof are delayed or prevented by any event reasonably beyond the control of such party, including, without limitation, war, hostilities, acts of terrorism, revolution, riot, civil commotion, national emergency, strike, lockout, unavailability of supplies, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency, provided that such party gives the other party written notice thereof promptly upon discovery thereof and uses reasonable efforts to cure or mitigate the delay or failure to perform.

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(e) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

    (f)        In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ON TRACK INNOVATIONS LTD. By: /s/ Oded Bashan —————————————— Oded Bashan Chairman, President and Chief Executive Officer

SCHEDULE A

1.	4,000 Warrant Shares will be free from the Lock Up Undertaking on May 11, 2007.

2.	Additional 4,000 of the Warrant Shares will be free from the Lock Up Undertaking on May 11, 2008.

3.	Additional 4,000 of the Warrant Shares will be free from the Lock Up Undertaking on May 11, 2009.

4.	Additional 4,000 of the Warrant Shares will be free from the Lock Up Undertaking on May 11, 2010.

(Each of the four anniversary periods set forth above shall be referred as “Anniversary Period”.)

5.	Notwithstanding the foregoing, if during an Anniversary Period following the first Anniversary Period (the “Relevant Anniversary Period”) the Holder’s engagement or service with the Company or any of its subsidiaries is terminated for whatever reason, then in addition to those Warrant Shares already released from Lock Up Undertaking at the applicable anniversary/ies, such number of Warrant Shares equal to the number of full months lapsed from the commencement of the Relevant Anniversary Period divided by 12 and multiplied by 25% of the Warrant Shares, shall be released from the Lock Up Undertaking as set forth herein.

For example; if after 27.5 months, the Holder’s engagement is terminated, then, in addition to the 50% (2x25%) of the Warrant Shares released from the Lock Up Undertaking, additional 6.25% (3/12x25%) of the Warrant Shares shall released from the Lock Up Undertaking.

SCHEDULE B

FORM OF ASSIGNMENT

(to be completed and signed only upon transfer of Warrant)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________ the right represented by the within Warrant to purchase _____________ Ordinary Shares of On Track Innovations Ltd. to which the within Warrant relates and appoints __________________________ attorney to transfer said right on the books of On Track Innovations Ltd. with full power of substitution in the premises.

Dated:____________________	__________________________________
(Signature must conform in all respects to name of Holder as specified on face of the Warrant)

Address of Transferee:

__________________________________

__________________________________

__________________________________

In the presence of:

__________________________________

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APPENDIX C

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase Ordinary Shares under the foregoing Warrant)

To:	On Track Innovations Ltd.

The undersigned is the Holder of Warrant No. 2006-1003 (the “Warrant”) issued by On Track Innovations Ltd., an Israeli corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

Cash Exercise_______

4.	The Holder shall pay the sum of NIS________ to the Company in accordance with the terms of the Warrant.

6.	Pursuant to this exercise, the Company shall deliver to the Holder Warrant Shares in accordance with the terms of the Warrant.

7.	Following this exercise, the Warrant shall be exercisable to purchase a total of __________ Warrant Shares.

Dated: _________	Name of Holder:

(Print)_______________________

By:__________________________

Name:________________________

Title:_________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)